INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-38665 of PYR Energy Corporation on Form SB-2 of our report dated October 26, 1998, except for Note 10(c) as to which the date is November 23, 1998, relating to the financial statements of PYR Energy Corporation appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                                 /s/  Wheeler Wasoff, P.C.
                                                 -------------------------------
                                                 WHEELER WASOFF, P.C.


Denver, Colorado
March 24, 1999